EXHIBIT 99.1

FOR IMMEDIATE RELEASE

WPT ENTERPRISES OPENS DISCUSSIONS FOR

SEASON VII TELEVISION BROADCAST RIGHTS

GSN Renewal Option Lapsed on June 7

(LOS ANGELES) June 9, 2008 – WPT Enterprises, Inc. (NASDAQ: WPTE) announced today that GSN’s option for exclusive broadcast of the entire World Poker Tour® (WPT) seventh season expired on Saturday.

GSN CEO David Goldhill said, “The World Poker Tour has been a great partner and the show continues to perform strongly on our network.  We are continuing discussions with WPTE regarding how we may be able to work together – including perhaps broadcasting parts of Season VII.”

WPTE is currently in discussions with several major networks to broadcast programming from its landmark seventh season, which kicks off July 11 at the prestigious Bellagio in Las Vegas and runs through April 2009.

 “We have enjoyed watching the show and our numbers grow on GSN.  Our hope is that we can find ways to collaborate with the network long into the future,” said Steve Lipscomb, WPT Founder, President and CEO. “This may allow us the first opportunity to explore diversifying content on multiple networks like most sports leagues.  We have already begun those discussions and look forward to making another season of the best and most widely distributed poker programming in the world to our dedicated viewers and fans.”

New Season VI episodes will continue to broadcast Monday nights at 9pm ET/PT on GSN through late August.  Encore episodes will continue to broadcast on the network for up to four years.  Episodes of seasons II through V currently air on the Travel Channel.

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About WPTE

WPT Enterprises, Inc. (Nasdaq: WPTE) is a company engaged in the creation of internationally branded entertainment and consumer products driven by the development, production, and marketing of televised programming based on gaming themes. WPTE is the creator of the World Poker Tour®, a television show based on a series of high-stakes poker tournaments that airs Monday nights at 9pm ET/PT on GSN in the United States, and has been licensed for broadcast globally. WPTE also offers real-money online gaming on its website, www.worldpokertour.com, which prohibits wagers from players in the U.S. and certain other restricted territories.  WPTE also has operations in mainland China, pursuant to an agreement with the China Leisure Sports Administrative Center where WPTE is developing and marketing the WPT China National Traktor Poker Tour. In January 2008, the

company launched ClubWPT.com, an innovative subscription-based online poker club targeted to the estimated 60 million poker players in the United States and is currently offered in 38 States. WPTE currently licenses its brand to companies in the business of poker equipment and instruction, apparel, publishing, electronic and wireless entertainment, DVD/home entertainment, casino games, and giftware. The company is also engaged in the sale of corporate sponsorships. For show information, tools for improving poker play, and other WPT news, fans may log on to www.worldpokertour.com. WPTE is a majority owned subsidiary of Lakes Entertainment, Inc. (Nasdaq: LACO).  (WPTEF)

WPTEG

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by WPT Enterprises, Inc.) contains statements that are forward-looking, such as statements relating to the expansion of WPTE’s brand licensing, the development of new television and film projects, the development of WPTE corporate sponsors and other business development activities, as well as statements regarding other capital spending, financing sources and the effects of competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of WPTE. These risks and uncertainties include, but are not limited to, WPTE’s significant dependence on GSN as a current source of revenue and the risk that the WPT series does not find a domestic distribution outlet; difficulty of predicting the growth of our online gaming business, which is a relatively new industry with an increasing number of market entrants; reliance on the efforts of CryptoLogic to develop and maintain the online gaming website in compliance with WPTE’s business model and applicable gaming laws; the potential that our television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE’s television programming; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE’s relationships with key licensing and strategic partners; and WPTE’s dependence on its senior management team. For more information, review WPTE’s filings with the Securities and Exchange Commission.